UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 5, 2008

I-MANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30883	01-0524931
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Thornall Street, 12th Floor Edison, New Jersey	08837
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (207) 774-3244

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 5, 2007, we entered into an Asset Purchase Agreement with Global Healthcare Exchange LLC and Global HealthCare Exchange, Inc. (collectively, “GHX”), pursuant to which we agreed to purchase the assets related to GHX’s “ClaimRight” data validation software business for $2.2 million in cash. The closing of the asset purchase is expected to occur within the next several weeks, subject to the satisfaction of certain customary closing conditions. Six hundred thousand dollars ($600,000) of the purchase price will be held back pending the achievement of defined performance milestones during the first 12 months after the closing.

None of the other parties to the Asset Purchase Agreement had a material relationship with us before entering into this agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2008

I-MANY, INC.

By:	/s/ Robert G. Schwartz, Jr.
Robert G. Schwartz, Jr.
Vice President and General Counsel

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